SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
           January 27, 1995

                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

          1148 Broadway Plaza, Tacoma, Washington              98402
          (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901


















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          Item 5.  Other Events.

               The Hillhaven Corporation (the "Company") established The Hillhaven Corporation Grantor Stock Trust as of January 16, 1995, and, as of that same date, entered into an agreement (the "Stock Purchase Agreement") with Wachovia Bank of North Carolina, N.A. (the "Trustee") to sell to the Trustee on behalf of the Trust Fund an aggregate of 4.2 million shares of the Company's Common Stock, par value $0.75 per share (the "Shares"), at a purchase price per share equal to $21.01875 (the "Purchase Price"). The Purchase Price is equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the date of the Stock Purchase Agreement. The Stock Purchase Agreement provides that $0.75 per share of the Purchase Price will be paid in cash (with funds contributed to the Trustee by the Company), and the remainder will be evidenced by a Promissory Note. The purchase of 3,180,000 of the Shares was consummated on January 27, 1995. Under the terms of the Stock Purchase Agreement, the purchase of the remaining 1,020,000 Shares will be consummated as promptly as possible following the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of the Company's press release is attached as
          Exhibit 99.04 hereto and by this reference is incorporated herein.

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE HILLHAVEN CORPORATION



                                        By:  /s/ Richard P. Adcock
                                             Richard P. Adcock
                                             Senior Vice President,
                                             Secretary and General
                                             Counsel

          Dated: January 30, 1995







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                                    EXHIBIT INDEX





          Exhibit 99.01 Trust Agreement Between The Hillhaven Corporation and Wachovia Bank of North Carolina, N.A., as Trustee, dated as of January 16, 1995

          Exhibit 99.02  Stock Purchase Agreement, dated as of January 16,
                         1995

          Exhibit 99.03  Non-Recourse Promissory Note, dated January 27,
                         1995

          Exhibit 99.04  Press Release dated January 16, 1995









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